Item 77(Q1)(a).2
FEDERATED MDT SERIES
BY-LAWS

ARTICLE I
OFFICERS AND THEIR ELECTION

	Section 1.  Officers. The Officers
of the Trust shall be a President, one or
 more Executive
Vice Presidents, one or more Senior Vice
 Presidents, one or more Vice Presidents, a Treasurer, and a Secretary. The Board of Trustees,
 in its discretion, may also elect or appoint one or more
Vice Chairmen of the Board of Trustees (who need not be a Trustee), and other Officers or agents, including one or more Assistant Vice
 Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. An Executive
Vice President, Senior Vice President or Vice
President, the Secretary or the Treasurer may
 appoint an Assistant Vice President, an Assistant
Secretary or an Assistant Treasurer, respectively, to serve until the next election of Officers.
Two or more offices may be held by a single person except the offices of President and Executive
Vice President, Senior Vice President or Vice
President may not be held by the same person concurrently. It shall not be necessary for any Trustee or any Officer to be a holder of shares in any Series or Class of the Trust. Any officer, or such other person as the Board may appoint, may preside at meetings of the shareholders.
	Section 2.  Election of Officers.  The
Officers shall be elected annually by the Trustees.
Each Officer shall hold office for one year and until the election and qualification of his successor, or until earlier resignation or removal.
	Section 3.  Resignations and Removals and
Vacancies. Any Officer of the Trust may resign at any time by filing a written resignation with the Board of Trustees (or Chairman of the Trustees, if there is one), with the President, or with the Secretary. Any such resignation shall take effect at the time specified therein or, if no time is specified, at the time of receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any Officer elected by the Board of Trustees or whose appointment has been ratified by the Board of Trustees may be removed with or without cause at any time by a majority vote of all of the Trustees. Any other employee of the Trust may be removed or dismissed at any time by the President. Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled for the unexpired portion of the term by the President. A vacancy in the office of Assistant Vice President may be filled by a Vice
President; in the office of Assistant Secretary by the Secretary; or in the office of Assistant Treasurer by the Treasurer. Any appointment to fill any vacancy shall serve subject to ratification by the Board of Trustees at its next regular meeting.
ARTICLE II
POWERS AND DUTIES OF TRUSTEES AND OFFICERS
	Section 1.  Trustees.  The business and
affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.
	Section 2.  Chairman of the Board ("Chairman").
  The Board may elect from among its
members a Chairman of the Board.  The Chairman shall
 at all times be a Trustee who meets all
applicable regulatory and other relevant requirements
 for serving in such capacity.  The
Chairman shall not be an officer of the Trust, but shall preside over meetings of the Board and shall have such other responsibilities in furthering the Board functions as may be assigned from time to time by the Board of Trustees or prescribed by these By-Laws. It shall be understood that the election of any Trustee as Chairman shall not impose on that person any duty, obligation, or liability that is greater than the duties, obligations, and liabilities imposed on that person as a Trustee in the absence of such election, and no Trustee who is so elected shall be held to a higher standard of care by virtue thereof. In addition, election as Chairman shall not affect in any way that Trustee's rights or entitlement to indemnification under the By-Laws or otherwise by the
Trust. The Chairman shall be elected by the Board annually to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these By-Laws. Each Trustee, including the Chairman, shall have one vote.
Resignation. The Chairman may resign at any time by giving written notice of resignation to the Board. Any such resignation shall take effect at the time specified in such notice, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Removal. The Chairman may be removed by majority vote of the Board with or without cause at any time.
Vacancy. Any vacancy in the office of Chairman, arising from any cause whatsoever, may be filled for the unexpired portion of the term of the office which shall be vacant by the vote of the Board.
Absence. If, for any reason, the Chairman is absent from a meeting of the Board, the Board may select from among its members who are present at such meeting a Trustee to preside at such
meeting.
	Section 3.  Vice Chairman of the Trustees
("Vice Chairman"). Any Vice Chairman shall perform such duties as may be assigned to him from time to time by the Trustees. The Vice
Chairman need not be a Trustee.
	Section 4.  President.  The President shall
be the principal executive officer of the Trust.
He shall counsel and advise the Chairman.  He shall
 have general supervision over the business of the Trust and policies of the Trust. He shall employ and define the duties of all employees, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive
 Committee. The President shall have the power to appoint one or more Assistant Secretaries or other junior officers, subject to ratification of such appointments by the Board. The President shall have the power to sign, in the name of and on behalf of the Trust, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Trust, and may, in the name of and on behalf of the Trust, take all such action as the President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property.
	Section 5.  Vice President.  The Executive
 Vice President, Senior Vice President or Vice
President, if any, in order of their rank as fixed
 by the Board or if not ranked, a Vice President designated by the Board, in the absence of the President shall perform all duties and may exercise any of the powers of the President subject to the control of the Trustees. Each Executive Vice
President, Senior Vice President and Vice President
 shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman, the President, or the Executive
Committee.  Each Executive Vice President, Senior
Vice President and Vice President shall be authorized to sign documents on behalf of the Trust.
  The Executive Vice President, Senior Vice
President and Vice President shall have the power to sign, in the name of and on behalf of the Trust and subject to Article VIII, Section 1, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Trust, and may, in the name of and on behalf of the
 Trust, take all such action as the Executive
Vice President, Senior Vice President or Vice
President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property.
	Section 6.  Secretary.  The Secretary shall
keep or cause to be kept in books provided for that purpose the Minutes of the Meetings of Shareholders and of the Trustees; shall see that all Notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and of the Seal of the Trust (if there be a Seal) and see that the Seal is affixed to all documents, the execution of which on behalf of the Trust under its Seal is duly authorized; shall keep directly or through a transfer agent a register of the post office address of each shareholder of each Series or Class of the Trust, and make all proper changes in such register, retaining and filing his authority for such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general shall perform all duties incident to the Office of Secretary and such other duties as may from time to time be assigned to him by the Trustees, Chairman, the President, or the Executive Committee.
	Section 7.  Treasurer.  The Treasurer shall
be the principal financial and accounting officer of the Trust responsible for the preparation and maintenance of the financial books and records of the Trust. He shall deliver all funds and securities belonging to any Series or Class to such custodian or sub-custodian as may be employed by the Trust for any Series or Class. The
Treasurer shall perform such duties additional to the foregoing as the Trustees, Chairman, the President or the Executive Committee may from time to time designate.
	Section 8.  Assistant Vice President.
 The Assistant Vice President or Vice Presidents of the Trust shall have such authority and perform such duties as may be assigned to them by the Trustees, the Executive Committee, the President,
 or the Chairman.
	Section 9.  Assistant Secretaries and
Assistant Treasurers.  The Assistant Secretary or
Secretaries and the Assistant Treasurer or Treasurers shall perform the duties of the Secretary and of the Treasurer, respectively, in the absence of those Officers and shall have such further powers and perform such other duties as may be assigned to them respectively by the Trustees or the Executive Committee, the President, or the Chairman.
	Section 10.  Chief Legal Officer.  The Chief
 Legal Officer  shall serve as Chief Legal
Officer for the Trust, solely for purposes of complying with the attorney conduct rules ("Attorney
Conduct Rules") enacted by the Securities Exchange
 Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the "Act"). The Chief
 Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct
 Rules to another attorney or firm of attorneys.
	Section 11.  Chief Compliance Officer.
 The Chief Compliance Officer shall be
responsible for administering the Trust's polic ies and procedures approved by the Board under Rule 38a-1 of the Investment Company Act of 1940, as amended.  Notwithstanding any other
provision of these By-Laws, the designation, removal and compensation of Chief Compliance
Officer are subject to Rule 38a-1 under the Investment Company Act of 1940, as amended.
	Section 12.  Salaries.  The salaries
 of the Officers shall be fixed from time to time by the Trustees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.
ARTICLE III
POWERS AND DUTIES OF THE EXECUTIVE AND OTHER COMMITTEES
	Section 1.  Executive and Other Committees.
 The Trustees may elect from their own
number an Executive Committee to consist of not less than two members. The Executive
Committee shall be elected by a resolution passed by a vote of at least a majority of the Trustees then in office. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by vote of the Trustees. Any committee may make rules for the conduct of its business.
	Section 2.  Vacancies in Executive Committee.
Vacancies occurring in the Executive

Committee from any cause shall be filled by the
Trustees by a resolution passed by the vote of at
least a majority of the Trustees then in office.
	Section 3.  Executive Committee to Report
 to Trustees.  All action by the Executive
Committee shall be reported to the Trustees at their
 meeting next succeeding such action.
	Section 4.  Procedure of Executive Committee.
 The Executive Committee shall fix its
own rules of procedure not inconsistent with these
By-Laws or with any directions of the
Trustees.  It shall meet at such times and places
and upon such notice as shall be provided by
such rules or by resolution of the Trustees.  The
presence of a majority shall constitute a quorum
for the transaction of business, and in every case
 an affirmative vote of a majority of all the
members of the Committee present shall be necessary
for the taking of any action.
	Section 5.  Powers of Executive Committee.
 During the intervals between the Meetings
of the Trustees, the Executive Committee, except as
limited by the By-Laws of the Trust or by
specific directions of the Trustees, shall possess
and may exercise all the powers of the Trustees
in the management and direction of the business
and conduct of the affairs of the Trust in such
manner as the Executive Committee shall deem
to be in the best interests of the Trust, and shall
have power to authorize the Seal of the Trust
(if there is one) to be affixed to all instruments and
documents requiring same.  Notwithstanding
the foregoing, the Executive Committee shall not
have the power to elect or remove Trustees,
increase or decrease the number of Trustees, elect or
remove any Officer, declare dividends, issue
 shares or recommend to shareholders any action
requiring shareholder approval.
	Section 6.  Compensation.  The members
 of any duly appointed committee shall receive
such compensation and/or fees as from time to
time may be fixed by the Trustees.
	Section 7.  Action by Consent of the
Board of Trustees,  Executive Committee or Other
Committee.   Subject to Article V, Section 2
of these By-Laws, any action required or permitted to be taken at any meeting of the Trustees,
 Executive Committee or any other duly appointed
Committee may be taken without a meeting if
 consents in writing setting forth such action are signed by all members of the Board or such committee and such consents are filed with the records of the Trust. In the event of the death, removal, resignation or incapacity of any Board or committee member prior to that Trustee signing such consent, the remaining Board or committee members may re-constitute themselves as the entire Board or committee until such time as the vacancy is filled in order to fulfill the requirement that such consents be signed by all members of the Board or committee.
ARTICLE IV
SHAREHOLDERS' MEETINGS
	Section 1.  Special Meetings.  A
special meeting of the shareholders of the Trust or of a particular Series or Class shall be called by the Secretary whenever ordered by the Trustees, the Chairman or requested in writing by the holder or holders of at least one-tenth of the outstanding shares of the Trust or of the relevant Series or Class, entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such special meeting, the Trustees, Chairman or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.
	Section 2.  Notices.  Except as above
provided, notices of any special meeting of the shareholders of the Trust or a particular Series or Class, shall be given by the Secretary by delivering or mailing, postage prepaid, to each shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least seven business days before the meeting, to such address as may be registered with the Trust by the shareholder. No notice of any meeting to shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his or her attorney that is duly authorized, is filed with the records of the meeting. Notice may be waived as provided in Article XIII of these By-Laws.
	Section 3.  Place of Meeting.  Meetings
of the shareholders of the Trust or a particular
Series or Class shall be held at such place within
 or without The Commonwealth of
Massachusetts as may be fixed from time to time
 by resolution of the Trustees.
	Section 4.  Action by Consent.  Any
action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing, setting forth such action, is signed by a majority of the shareholders entitled to vote on the subject matter thereof, and such consent is filed with the records of the Trust.
	Section 5.  Proxies.  Any shareholder
entitled to vote at any meeting of shareholders may vote either in person, by telephone, by electronic means including facsimile, or by proxy, but no proxy which is dated more than six months before the meeting named therein shall be accepted unless otherwise provided in the proxy. Every proxy shall be in writing, subscribed by the shareholder or his duly authorized agent or be in such other form as may be permitted by law, including documents conveyed by electronic transmission. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. The placing of a shareholder's name on a proxy or authorizing another to act as the shareholder's agent, pursuant to telephone or electronically transmitted instructions obtained in accordance with procedures reasonably designed to verify that such instructions have been authorized by such shareholder, shall constitute execution of a proxy by or on behalf of such shareholder. Where
Shares are held of record by more than one person, any co-owner or co-fiduciary may execute the proxy or give authority to an agent, unless the Secretary of the Trust is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required. All proxies shall be filed with and verified by the Secretary or an Assistant Secretary of the Trust, or the person acting as Secretary of the Meeting. Unless otherwise specifically limited by their term, all proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.
ARTICLE V
TRUSTEES' MEETINGS
	Section 1.  Number and Qualifications of
 Trustees. The number of Trustees can be changed from time to time by a majority of the Trustees to not less than three nor more than twenty. The term of office of a Trustee shall not be affected by any decrease in the number of Trustees made by the Trustees pursuant to the foregoing authorization. Each Trustee shall hold office for the life of the Trust, or as otherwise provided in the Declaration of Trust.
	Section 2.  Special Meetings.  Special
 meetings of the Trustees shall be called by the Secretary at the written request of the Chairman, the President, or any Trustee, and if the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the Chairman, the President, or such
 Trustee may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.
	Section 3.  Regular Meetings.  Regular
meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination.
	Section 4.  Quorum and Vote.  A majority
of the Trustees shall constitute a quorum for the transaction of business. The act of a majority of the Trustees present at any meeting at which a quorum is present shall be the act of the Trustees unless a greater proportion is required by the Declaration of Trust or these By-Laws or applicable law. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.
	Section 5.  Notices.  The Secretary or any
ssistant Secretary shall give, at least two days before the meeting, notice of each meeting of the Board of Trustees, whether Annual, Regular or Special, to each member of the Board by mail, telegram, telephone or electronic facsimile to his last known address. It shall not be necessary to state the purpose or business to be transacted in the notice of any meeting unless otherwise required by law. Personal attendance at any meeting by a Trustee other than to protest the validity of said meeting shall constitute a waiver of the foregoing requirement of notice. In addition, notice of a meeting need not be given if a written waiver of notice executed by such Trustee before or after the meeting is filed with the records of the meeting.
	Section 6.  Place of Meeting.  Meetings
of the Trustees shall be held at such place within or without The Commonwealth of Massachusetts as fixed from time to time by resolution of the Trustees, or as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.
	Section 7.  Teleconference Meetings;
Action by Consent. Except as otherwise provided herein or from time to time in the 1940 Act or in the Declaration of Trust, any action to be taken by the Trustees may be taken by a majority of the Trustees within or without Massachusetts, including any meeting held by means of a conference telephone or other communications
equipment by means of which all persons participating in the meeting can communicate with each other simultaneously, and participation by such means shall constitute presence in person at a meeting. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meetings. Such consent shall be treated as a vote of the Trustees for all purposes. Written consents may be executed in counterparts, which when taken together, constitute a validly executed consent of the Trustees.
	Section 8.  Special Action.  When all the
Trustees shall be present at any meeting, however called, or whenever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.
	Section 9.  Compensation of Trustees.  The
Trustees may receive a stated salary for their services as Trustees, and by resolution of Trustees a fixed fee and expenses of attendance may be allowed for attendance at each Meeting. Nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity
, as an officer, agent or otherwise, and receiving compensation therefor.
ARTICLE VI
SHARES
	Section 1.  Certificates.  If certificates
 for shares are issued, all certificates for shares shall be signed by the Chairman, President or any Vice
President and by the Treasurer or Secretary or any Assistant Treasurer or Assistant Secretary and sealed with the seal of the Trust, if the Trust has a seal. The signatures may be either manual or facsimile signatures and the seal, if there is one, may be either facsimile or any other form of seal. Certificates for shares for which the Trust has appointed an independent Transfer Agent and Registrar shall not be valid unless countersigned by such Transfer Agent and registered by such Registrar. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issuance. Share certificates of each Series or Class shall be in such form not inconsistent with law or the Declaration of Trust or these By-Laws as may be determined by the Trustees.
	Section 2.  Transfer of Shares.  The shares
 of each Series and Class of the Trust shall be transferable, so as to affect the rights of the Trust or any Series or Class, only by transfer recorded on the books of the Trust or its transfer agent, in person or by attorney.
	Section 3.  Equitable Interest Not Recognized.
  The Trust shall be entitled to treat the holder of record of any share or shares of a Series or Class as the absolute owner thereof and shall not be bound to recognize any equitable or other claim or interest in such share or shares of a Series or Class on the part of any other person except as may be otherwise expressly provided
by law.
	Section 4.  Lost, Destroyed or Mutilated
Certificates. In case any certificate for shares is lost, mutilated or destroyed, the Trustees may issue a new certificate in place thereof upon indemnity to the relevant Series or Class against loss and upon such other terms and conditions as the Trustees may deem advisable.
	Section 5.  Transfer Agent and Registrar:
 Regulations. The Trustees shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration of certificates for shares and may appoint a Transfer Agent and/or Registrar of certificates for shares of each Series or Class, and may require all such share certificates to bear the signature of such Transfer
 Agent and/or of such Registrar.
ARTICLE VII
INSPECTION OF BOOKS
	The Trustees shall from time to time
determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust maintained on behalf of each Series and Class or any of them shall be open to the inspection of the shareholders of any Series or Class; and no shareholder shall have any right of inspecting any account or book or document of the Trust except that, to the extent such account or book or document relates to the Series or Class in which he is a Shareholder or the Trust generally, such Shareholder shall have such right of inspection as conferred by laws or authorized by the Trustees or by resolution of the Shareholders of the relevant Series or Class.
ARTICLE VIII
AGREEMENTS, CHECKS, DRAFTS, ENDORSEMENTS, ETC.
	Section 1.  Agreements, Etc.  The
Trustees or the Executive Committee may authorize any Officer or Agent of the Trust to enter into any Agreement or execute and deliver any instrument in the name of the Trust on behalf of any Series or Class, and such authority may be general or confined to specific instances; and, unless so authorized by the Trustees or by the Executive Committee or by the Declaration of Trust or these By-Laws, no Officer, Agent or Employee shall have any power or authority to bind the Trust by any Agreement or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.
	Section 2.  Checks, Drafts, Etc.  All
checks, drafts, or orders for the payment of money, notes and other evidences of indebtedness shall be signed by such Officers, Employees, or Agents, as shall from time to time be designated by the Trustees or the Executive Committee, or as may be specified in or pursuant to the agreement between the Trust on behalf of any Series or Class and the custodian appointed, pursuant to the provisions of the Declaration of Trust.
	Section 3.  Endorsements, Assignments
 and Transfer of Securities. All endorsements, assignments, stock powers, other instruments of transfer or directions for the transfer of portfolio securities or other property, whether or not registered in nominee form, shall be made by such Officers, Employees, or Agents as may be author ized by the Trustees or the Executive
Committee.
	Section 4.  Evidence of Authority.
Anyone dealing with the Trust shall be fully justified in relying on a copy of a resolution of the Trustees or of any committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary under the seal of the Trust.
Article IX
Indemnification of Trustees and Officers
	Section 1.  Indemnification.  The
Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the rust (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, by virtue of his being or having been a
 Trustee or officer of the Trust or his serving or having served as a trustee, director, officer, partner, or fiduciary of another trust, corporation, partnership, joint venture, or other enterprise at the request of the Trust, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct").
	Section 2.  Actions By Trustee Against The
Trust. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (i) was authorized by a majority of the Trustees or (ii) was
instituted by the indemnitee to enforce his rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification.
	Section 3.  Survival.  The rights to
indemnification set forth herein shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his heirs, executors and personal and legal representatives.
	Section 4.  Amendments.  No amendment or
 restatement of these by-laws or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.
	Section 5.  Procedure.  Notwithstanding the
 foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither
"interested persons" of the Trust (as defined in
 Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is entitled to
indemnification hereunder, or (2) if such quorum is
 not obtainable (or even if obtainable, if such majority so directs) independent legal counsel in a written opinion concludes, based on a review of readily available facts (as opposed to a full trial-type inquiry) that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (f) below.
	Section 6.  Advances.  The Trust shall
 make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written undertaking to reimburse the Trust if it is subsequently determined that the indemnitee is not entitled to such indemnification. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

	Section 7.  Other Rights.  The rights
accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Declaration of Trust or the by-laws of the Trust, by contract or otherwise under law, by a vote of shareholders or Trustees who are "disinterested persons" (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he may be lawfully entitled.
	Section 8.  Indemnification Of Employees
 And Agents.  Subject to any limitations
provided by the Investment Company Act of 1940
 Act or otherwise under the Declaration of Trust or the by-laws of the Trust, contract or otherwise under law, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent permitted by applicable law, provided that such indemnification has been approved by a majority of the Trustees.
ARTICLE X
SEAL
	The seal of the Trust, if there is one
, shall consist either of a flat-faced die with the word
"Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon, or any other indication that the Trust has a seal that has been approved by the Trustees, but, unless otherwise required by the
 Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
ARTICLE XI
FISCAL YEAR
	The fiscal year of the Trust and each
Series or Class shall be as designated from time to time by the Trustees.
ARTICLE XII
AMENDMENTS
	These By-Laws may be amended by
a majority vote of all of the Trustees.
ARTICLE XIII
WAIVERS OF NOTICE
	Whenever any notice whatever is required to be given under the provisions of any statute of The Commonwealth of Massachusetts, or under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing,

signed by the person or persons entitled to said notice, whether before or after the time stated
 therein, or presence at a meeting to which such person was entitled notice of, shall be deemed equivalent thereto. A notice shall be deemed to have been given if telegraphed, cabled, or sent by wireless when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled, or sent by wireless.
Any notice shall be deemed to be given if mailed at the time when the same shall be deposited in the mail.
ARTICLE XIV
REPORT TO SHAREHOLDERS
	The Trustees, so long as required by
applicable law, shall at least semi-annually submit to the shareholders of each Series or Class a written financial report of the transactions of that Series or Class including financial statements which shall at least annually be certified by independent public accountants.
ARTICLE XV
BOOKS AND RECORDS
	The books and records of the Trust and
any Series or Class, including the stock ledger or ledgers, may be kept in or outside the Commonwealth of Massachusetts at such office or agency of the Trust as may from time to time be determined by the Secretary of the Trust, as set forth in
Article II, Section 5 of these By-Laws.
ARTICLE XVI
TERMS
	Terms defined in the Declaration of Trust and not otherwise defined herein are used herein with the meanings set forth or referred to in the Declaration of Trust.